UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Invesco Actively Managed

Exchange-Traded Fund Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share
Invesco AAA CLO Floating Rate Note ETF	Cboe BZX Exchange, Inc.
Invesco High Yield Select ETF	Cboe BZX Exchange, Inc.
Invesco Municipal Strategic Income ETF	Cboe BZX Exchange, Inc.
Invesco Short Duration Bond ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-147622

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of Invesco AAA CLO Floating Rate Note ETF, Invesco High Yield Select ETF, Invesco Municipal Strategic Income ETF and Invesco Short Duration Bond ETF, each a series of Invesco Actively Managed Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in the Post-Effective Amendment No. 503 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148) as filed with the Securities and Exchange Commission on November 29, 2022, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Invesco AAA CLO Floating Rate Note ETF Invesco High Yield Select ETF Invesco Municipal Strategic Income ETF Invesco Short Duration Bond ETF	88-4165562 88-4163154 92-0627537 92-0644523

ITEM 2.	EXHIBITS.

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a) to the Trust’s initial Registration Statement on Form N-1A/A (File Nos. 333-147622; 811-22148), as filed with the Securities and Exchange Commission on March 24, 2008, as amended by Amendment No. 1, included as Exhibit (a)(1)(b) to Post-Effective Amendment No. 382 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148), as filed with the Securities and Exchange Commission on December 28, 2018.

2. The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 390 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147622; 811-22148), as filed with the Securities and Exchange Commission on February 28, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 1, 2022

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:	/s/ Adam Henkel
Name:	Adam Henkel
Title:	Secretary